Exhibit 5.1
[Hogan Lovells US LLP Letterhead]
September 30, 2011
Board of Trustees
First Potomac Realty Trust
7600 Wisconsin Avenue
Bethesda, MD 20814
Ladies and Gentlemen:
     We are acting as counsel to First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission, relating to the possible issuance of up to 544,673 common shares of beneficial interest, par value $0.001 per share, of the Company (the “Shares”), if and to the extent that certain holders of units of limited partnership interest (the “Units”) in First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) of which the Company is the sole general partner, tender such Units for redemption in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”), and the Company exercises its right to purchase directly and acquire such Units in exchange for the Shares. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). For the purposes of this opinion letter, we also have assumed that (i) at the time of issuance of any Shares, the Registration Statement will be effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect and (ii) the Shares will not be issued in violation of the ownership limit contained in the Company’s First Amended and Restated Declaration of Trust. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, currently in effect. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Title 8 of the Corporations and Associations Article of the

Board of Trustees
First Potomac Realty Trust
September 30, 2011

Annotated Code of Maryland, as amended” includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, if and when issued and delivered in accordance with the terms of the Partnership Agreement and certain resolutions of the board of trustees of the Company adopted at a meeting held on October 26, 2010 relating to the issuance of the Shares upon redemption of the Units as contemplated thereby and arrangements in connection therewith, the Shares will be validly issued, fully paid, and non-assessable.
     This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.
Very truly yours,
/s/ Hogan Lovells US LLP
Hogan Lovells US LLP